POWER OF ATTORNEY

     Each person whose individual signature appears below hereby constitutes and appoints Anthony R. Gette and Gary E. Mistlin or either of them, as his true and lawful attorney(s)-in-fact with full power of substitution to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration State-ment, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this Regis-tration Statement has been signed below by the following persons in the capacities and on the dates indicated.


       Signatures                     Title                     Date
/s/ Christopher J. Conway
    Christopher J. Conway    Chairman, Chief Executive     April 18, 1995
			       Officer and Director
			   (Principal Executive Officer)

/s/ Anthony R. Gette
    Anthony R. Gette          President and Secretary      April 18, 1995
				  and Director

/s/ Gary E. Mistlin
    Gary E. Mistlin          Vice President of Finance/    April 18, 1995
			   Treasurer (Principal Financial
			       and Accounting Officer)

/s/ Eugene G. Glover
    Eugene G. Glover                Director               April 17, 1995

       Signatures                     Title                     Date

/s/ Walter W. Faster
    Walter W. Faster                Director               April 18, 1995

/s/ Michael Nakonechny
    Michael Nakonechny              Director               April 18, 1995

/s/ Byron G. Shaffer
    Byron G. Shaffer                Director               April 18, 1995

/s/ Dr. Richard W. Young
    Dr. Richard W. Young            Director               April 18, 1995